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                                                                 EXHIBIT 10.46

                         RESTATED EMPLOYMENT AGREEMENT

     This Restated Employment AGREEMENT (this "Agreement"), dated as of November 6, 1996, is made and entered into by and among Triton Energy Limited, a Cayman Islands company ("TEL"), Triton Exploration Services, Inc., a
Delaware  corporation  (the  "Company"),  and  John  P.  Tatum  ("Employee").

                                 WITNESSETH:

     WHEREAS, Employee is an officer of TEL and certain of its affiliated companies, and TEL, the Company or certain of its affiliated companies have employed Employee in various capacities; and

     WHEREAS, the Company and Employee have reached agreement on the terms of the continued employment of Employee; and

     WHEREAS, the Company and Employee desire that this Agreement set forth the provisions regarding Employee's employment;

     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Company and Employee agree as follows:

     1. EMPLOYMENT. As of the date hereof, November 6, 1996 (sometimes referred to as the "Effective Date"), Employee hereby resigns his offices and directorships then held by him with TEL, the Company and any and all subsidiaries or affiliates of TEL, but not his employment with the Company. Employee's employment with the Company shall continue from the date hereof through the close of business on April 12, 1999. Employee shall, at the discretion of the Company, perform such lawful activities, at such times and locations as may be reasonably requested by the Company during the term hereof. In no event, however, shall Employee be obligated to render services hereunder in amounts or at times or locations he deems inconvenient in his sole discretion. Employee shall report to the Chief Executive Officer of the Company or such other personnel of the Company as are designated by the Chief Executive Officer of the Company from time to time. TEL, the Company and Employee agree that, except as expressly agreed in writing, from the Effective Date, this Agreement shall supersede any and all employment agreements, or similar understandings or arrangements, written or oral, express or implied, between or among TEL, the Company and any and all subsidiaries or affiliates of TEL, on the one hand, and Employee on the other hand, and all such other employment agreements, or similar understandings or arrangements, written or oral, express or implied are, and all obligations of each party to the other thereunder hereby are, terminated and of no further force or effect.

     2.          COMPENSATION.

          (a) The Company agrees that Employee shall continue to be an employee of the Company from the date hereof through his 65th birthday, to be compensated as follows:

(i) from and after the date hereof through December 31, 1996, employee shall be compensated at the rate of compensation and in accordance with the payroll practices of the Company in effect at the date hereof, subject to any holdbacks or deductions required as a matter of law, and that Employee's benefits as in effect on the date hereof shall be continued until such date.

(ii) for the period from January 1, 1997 through December 31, 1998, Employee's salary shall be equal to $16,666.67 per month; and

(iii) for the period from January 1, 1999 through April 12, 1999, Employee's salary shall be equal to $8,333.33 per month.

The Company agrees that Employee shall be treated as an employee for purposes of the Company's employee health insurance plans.

          (b) TEL and the Company agree that all options to purchase, and debentures convertible into, ordinary shares of TEL held by Employee under TEL's stock option and convertible debenture plans (which options and debentures are as set forth on Exhibit A) shall become 100% vested at the Effective Date and shall be exercisable in accordance with their terms until April 12, 2000, except as provided in Section 5 below. TEL and the Company agree to use their best efforts to cause the options issued to Employee under TEL's Second Amended and Restated 1992 Stock Option Plan to be amended so as to remove any restrictions on transferability.

          (c) The Company acknowledges that Employee's participation under the Company's Supplemental Executive Retirement Income Plan, as amended (the "SERP"), will continue in accordance with its terms. The Company agrees that the benefits to be payable to Employee under the SERP will be increased to an amount that would have resulted under the Amended and Restated Retirement
Income Plan and the SERP, on an aggregate basis, if Employee had continued until he reached the age of 65 to receive the same salary as in effect on the date hereof, subject to Section 5 below.

          (d) The Company agrees to pay the reasonable fees and disbursements of legal counsel for Employee in connection with the negotiation of this Agreement, up to a maximum of $10,000.00.

          (e) The Company agrees that it shall not take any action that would adversely affect Employee's right to indemnification for his actions as an officer, director and employee of the Company and its subsidiaries as in effect as of the date hereof, regardless of when any claim giving rise to such indemnification shall be brought.

          (f) Subject to the provisions of Section 5 below, in the event there shall occur a Change in Control (as defined below) prior to April 12, 1999, the following shall apply:

(i) Employee shall be entitled to receive a lump sum payment equal to the product of (A) the sum of (x) Employee's base salary in effect as of the date hereof plus (y) $59,000.00 multiplied by (B) the number three (3).

(ii) If as a result of any payment by the Company or TEL upon or resulting from a Change in Control , Employee incurs an excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision), on any "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (or any successor provision), the Company will pay to Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by Employee, after reduction for the Excise Tax on the excess parachute payments and the federal, state and local income tax and Excise Tax on the Gross-Up Payment, will be equal to the sum of the amount of the excess parachute payments and the Employee's "base amount" allocable thereto within the meaning of Section
280G(b)(3)  of  the  Code  (or  any  successor  provision).

          For purposes of determining the amount of the Gross-Up Payment, Employee will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Employee's residence on the date hereof, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

          Employee and the Company agree to reasonably cooperate in the determination of the amount of the Gross-Up Payment. If Employee and the Company are unable to agree on the amount of the Gross-Up Payment, the amount shall be determined based upon the opinion of tax counsel selected by Employee, whose determination shall be final and binding on the parties. Further, Employee and the Company agree to make such adjustments to the amount of the Gross-Up Payment as may be necessary to reflect amounts finally determined by applicable tax authorities, which in the case of Employee will refer to the refund of prior overpayments and in the case of the Company will refer to the makeup of prior underpayments.

(iii) For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events: (A) there shall be consummated (x) any consolidation, amalgamation or merger of TEL in which TEL is not the continuing or surviving corporation or pursuant to which ordinary shares of TEL would be converted into cash, securities or other property, other than a consolidation, amalgamation or merger of TEL in which the holders of TEL's ordinary shares immediately prior to the consolidation, amalgamation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation, amalgamation or merger, or
(y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of TEL; (B) the shareholders of TEL approve any plan or proposal for the liquidation or dissolution of TEL; (C) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the "1934 Act)) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than TEL or any successor of TEL or any subsidiary of TEL or any employee benefit plan of TEL or any subsidiary (including such plan's trustee), becomes, without the prior approval of the Board of Directors of TEL (the "Board"), a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of TEL representing 25.0% or more of TEL's then outstanding securities having the right to vote in the election of directors of TEL ; or
(D) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors of TEL, unless the election, or the nomination for election, by TEL's shareholders, of each new director of TEL was approved by a vote of at least two-thirds of the directors of TEL then still in office who were directors of TEL at the beginning of the period.

     3. CONFIDENTIALITY. Employee represents that he has not removed, and agrees that he will not (without the Company's prior written consent) remove, from the Company's premises any documents or copies thereof that constitute or contain any Confidential Information (as hereinafter defined). Without limiting the generality of the foregoing, Employee agrees that he shall (a) keep confidential all Confidential Information at any time known to him, (b) not use any Confidential Information for his benefit or to the detriment of TEL or the Company or any of its affiliates or disclose any Confidential Information to any third persons (except pursuant to a validly issued subpoena or court order, and then only if the Company shall have been promptly advised thereof and consulted with regarding an appropriate response thereto), (c) not make copies of documents embodying any Confidential Information, (d) exercise reasonable care to prevent dissemination of Confidential Information to third persons, and (e) return to the Company any documents which contain Confidential Information and which are or come in his possession. "Confidential Information" shall include any information concerning any matters affecting or relating to the businesses, operations and financial affairs of TEL or any of its subsidiaries or affiliates that are of a special or unique nature or the disclosure of which could cause harm to TEL or its subsidiaries or affiliates, and this Agreement (including its existence and its contents) regardless of whether any such Confidential Information is labeled or otherwise treated as confidential, material, or important. The term "Confidential Information" shall not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Employee), (ii) was available to Employee on a nonconfidential basis from a source other than TEL, the Company or its subsidiaries or affiliates, provided that such source is not and was not bound by a confidentiality agreement with TEL or its subsidiaries or affiliates or (iii) has been independently acquired or developed by Employee while not in the employ of TEL or the Company and without violating any of Employee's obligations under this Agreement.

     4.          GENERAL  RELEASES;  CERTAIN  COVENANTS.

          (a) Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges TEL and its subsidiaries (including the Company) and affiliates, and their respective directors, officers, employees, shareholders, successors, assigns, agents, representatives, and attorneys, and all persons acting by, through, under, or in concert with them, or any of them (the "Company Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, controversies, damages, actions, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature, known or unknown ("Claim" or "Claims") and to the extent permitted by state and federal law, which Employee has, owns, or holds, or claims to have, own or hold or which Employee at any time hereafter may have, own or hold, or claim to have, own or hold, against each or any of the Company Releasees based on any facts, circumstances, actions or omissions existing or occurring on or before the Effective Date, including but not limited to, any Claims involving securities or securities transactions, any Claims involving contracts, agreements or obligations related thereto (including, without limitation, any claims relating to any employment agreement and any benefit plans of the Company), any Claims under federal, state or local law, any Claims under federal, state or local law of discrimination on the basis of age, sex, race, national origin, religion, handicap or disability, such as Claims under the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act, the Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Texas Workers' Compensation Act and the Texas Commission on Human Rights Act, and any action related to Employee's employment or affiliation with TEL, the Company and any of the Company Releasees, and excepting only the obligations of TEL and the Company under this Agreement and any claims based on a breach of this Agreement. Employee represents and warrants to TEL and the Company that as of the date hereof he is not aware of any facts or circumstances that have given rise to, or could give rise to, any Claim against any of the Company Releasees. This release shall be binding on Employee's heirs, dependents, successors and assigns.

          (b) Each of TEL and the Company, on its own behalf and on behalf of its subsidiaries and affiliates, hereby irrevocably and unconditionally releases, acquits and forever discharges Employee, and his heirs, dependents, successors and assigns, or any of them (the "Employee Releasees") from any Claims which TEL and the Company have, own, or hold or claim to have, own or hold or which TEL and the Company at any time hereafter may have, own or hold, or claim to have, own or hold, or claim to have, own or hold, against each of the Employee Releasees, excepting only any Claims based on a breach of the terms of this Agreement, intentional injury to the property of TEL or the Company or any of its parent companies, subsidiaries or affiliates, fraud, theft, embezzlement or misappropriation of corporate assets.

          (c) Employee acknowledges and agrees that each Company Releasee other than the Company is expressly intended to be, and is hereby made, a third party beneficiary of Employee's covenants and releases contained in this Agreement. TEL and the Company acknowledge and agree that each Employee Releasee other than Employee is expressly intended to be, and is hereby made, a third party beneficiary of TEL's and the Company's covenants and releases contained in this Agreement.

          (d) Each of the above releasors agrees to indemnify the releasees described herein for all loss, cost, damage and expense, including, but not limited to, attorneys' fees, incurred by such releasees described herein or any one of them, arising out of any breach of the provisions of the releases as set forth in Sections 4(a), (b) and (c) above.

     5.          COVENANT  NOT  TO  COMPETE.

          (a) TEL, the Company and Employee acknowledge that Employee has substantial financial resources, experience in the international oil and gas exploration business and related industries and the ability to operate or assist in the operation of a business or businesses that could compete with TEL and its subsidiaries and affiliates throughout the world and that TEL would suffer damages, including the loss of profits, if Employee, or any person, corporation, partnership or other entity affiliated with Employee (an "Affiliate") engaged, directly or indirectly, in a competing business with TEL. Accordingly, during the period commencing on the Effective Date and ending on the Termination Date (as defined below), Employee shall not, and shall cause each Affiliate not to, directly or indirectly, for itself or himself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity) (i) engage or participate in the oil and gas exploration and production business anywhere in Colombia, Malaysia or Thailand or (ii) employ or otherwise use the services of, Richard L. Weaver, Thomas N. Sherburne or Khun Pitak, or any entity controlled by any one or more of them.

          (b) The term "Termination Date" shall mean the earliest to occur of (i) the date Employee elects by delivery of written notice to the Company, if he does so elect, to terminate his covenant not to compete pursuant to this
Section  5,  (ii)  April  12,  1999  or  (iii) Employee's death or disability.

          (c) In the event Employee elects to terminate his covenant not to compete pursuant to clause (i) of Section 5(b), (i) any obligations of TEL or the Company to make any payments pursuant to Sections 2(a) (ii) and (iii) hereunder shall terminate; (ii) on the 90th day following such termination, any options or debentures that have not been exercised or converted shall be canceled and cease to be exercisable or convertible, as applicable; (iii) the agreement under Section 2(c) hereunder to increase the benefits to be payable under the SERP shall be modified such that the benefits to be payable to Employee under the SERP will be increased to an amount that would result if Employee had continued to be employed by the Company until the Termination
Date at the same salary level as in effect on the date hereof; and (iv) the Company's obligation to make the payments and provide the benefits set forth in Section 2(f) shall terminate. In the event of Employee's death or disability, (i) any obligations of TEL or the Company to make any payments pursuant to Sections 2(a) (ii) and (iii) hereunder shall terminate; (ii) the agreement under Section 2(c) hereunder to increase the benefits to be payable under the SERP shall be modified such that the benefits to be payable to Employee under the SERP will be increased to an amount that would result if Employee had continued to be employed by the Company until the date of his death or the date he is determined to be disabled at the same salary level as in effect on the date hereof; and (iii) the Company's obligation to make the payments and provide the benefits set forth in Section 2(f) shall terminate. For purposes of this Agreement, "disability" shall be deemed to have occurred whenever Employee is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuing period of not less than six months.

     6. NO ADMISSION. This Agreement (or its offer and negotiation) is not an admission by either the Company or Employee of any wrongdoing or liability.

     7. COOPERATION. Employee agrees that he will cooperate in good faith with the Company in connection with any civil or criminal litigation or governmental inquiry or investigation involving the Company or any of its subsidiaries or affiliates, or its or their properties, assets or businesses, or to which any of them may be a party or a subject. Employee shall not in any way cooperate or lend assistance to any parties that are now, or may in the future be, involved in legal proceedings adverse to the Company except as may be required by applicable law.

     8. NO DURESS. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. Employee agrees that he has read and fully understands the terms of this Agreement and has been advised to consult with an attorney before executing this Agreement.

     9. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. Specifically, it is the intent of each of the parties that the covenant not to compete contained in Section 5 herein be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of the covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform the covenant to such narrower scope as it determines enforceable.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement is performable in Dallas County, Texas.

     11. ENTIRE AGREEMENT. This Agreement, contains the entire understanding and agreement among TEL, the Company and Employee with respect to the subject matter herein, and supersedes all prior oral or written agreements between the parties with respect to that subject matter.

     12. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Employee, TEL and the Company.

     13. NOTICE. Any notice or communication hereunder must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by transmitting the same by facsimile transmission followed by United States mail as aforesaid, or by delivering the same by overnight delivery service or in person. Notice shall be deemed received on the date on which it is delivered or transmitted by facsimile, or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

          If  to  the  Company:    c/o Triton Energy
                                   6688  N.  Central  Expressway,  Suite  1400
                                   Dallas,  Texas    75206
                                   Fax  No.:    (214)  691-0198
                                   Attention:    Legal  Department

          If  to  Employee

     14. PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS AGAINST THE COMPANY.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   __________________________________

                                   John  P.  Tatum

                                   TRITON  ENERGY  LIMITED


                                   By:  ____________________________


                                   TRITON EXPLORATION SERVICES,
                        INC.

                                   By:  ____________________________